Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 1993, which appears on page 24 of the 1992 Annual Report to Stockholders of Tultex Corporation, which is incorporated by reference in Tultex Corporation's Annual Report on Form 10-K for the year ended January 2, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of such Annual Report on Form 10-K.

                                         (signature of Price Waterhouse)
                                         PRICE WATERHOUSE

Winston-Salem, North Carolina
February 10, 1994